UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2013 (July 9, 2013)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amended and Restated Employment Agreement with Steven A. Davis.

Effective on July 9, 2013, the Compensation Committee of the Board of Directors approved an amended and restated employment agreement with Steven A. Davis, the Chairman of the Board and Chief Executive Officer. The following are the materials changes to the existing employment agreement:

Term: The Term has been extended from April 30, 2014 until August 31, 2018.

Non-Compete Provision: The form of non-compete was amended to address the elimination of the Mimi’s Café business segment and now addresses the lines of business and restaurant categories that the Company is engaged in (or has taken substantial steps to engage in) at the time of a terminating event. The length of the non-compete term continues to be the same in that it is in effect for two years following the effective date of termination for any reason.

Termination Without Cause / Termination for Good Reason: There is one substantive change in these provisions. In the event that prior to the date that Mr. Davis becomes retirement eligible as defined under the applicable plans (i.e., May 1, 2016), the Company terminates Mr. Davis without “Cause,” or Mr. Davis terminates his employment with the Company for “Good Reason”: (i) any unvested performance based equity grants will become vested (solely where the grant was provided to Mr. Davis for having achieved certain performance based criteria, and the final condition to the vesting of such awards is the expiration of time as opposed to meeting any further performance criteria), or in the discretion of the Company, the Company may elect to provide Mr. Davis with the cash equivalent of such unvested shares; and (ii) Mr. Davis shall be entitled to a pro-rata portion of his balance in the Company’s Supplemental Employee Retirement Plan (payable upon the date Mr. Davis would have otherwise become vested in such Plan), based upon the ratio that Mr. Davis’ tenure with the Company bears to the total tenure needed to be retirement eligible under such plan.

The foregoing description of the provisions of the employment agreement are qualified in their entirety by reference to the full and complete terms of the employment agreement. The Third Amended and Restated Employment Agreement dated July 9, 2013 with Steven A. Davis is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amended and Restated Employment Agreement dated July 9, 2013 with Steven A. Davis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 12, 2013

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General Counsel and Asst. Secretary